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                                                                   EXHIBIT 10.22

                               [GENAERA LOGO HERE]

October 31, 2001

Ludwig Institute for Cancer Research
605 Third Avenue - 33rd floor
New York, NY  10158

Attention:        Mr. Edward E. McDermott, President

Dear Sirs:

         Pursuant to Section 4.2(a) of the Second Research Agreement dated December 20, 1999 between The Ludwig Institute for Cancer Research ( "LICR") and Genaera Corporation (formerly named Magainin Pharmaceuticals Inc.) ("Genaera") (the "Agreement") and our September 28, 2001 telephone conference, this letter serves as notice of renewal of the Agreement, effective December 20, 2001 for a two year period, ending on December 20, 2003.

         Except as set forth below, the Agreement shall remain unchanged and each provision contained therein shall remain in full force and effect.

         1) The first sentence of section 4.2(a) shall read as follows: "The Brussels Branch of LICR And Genaera shall undertake the research program as described on the Workplan attached hereto as Attachment A over a period of two years from December 20, 2001."

         2) Section 5.1 shall read as follows: "In partial support of the cost of the Second Research Program to be undertaken by LICR as set forth in Attachment A, Genaera shall make the following payments to LICR:

                Payment Date                             Payment Due
                ----------------                         -----------
                     [**]

         The above payments shall be adjusted by increases in the annual salary costs in accordance with the Belgian Salary Index (Indice Sante) and laboratory costs and overhead in accordance with the Belgian Consumer Price Index (Indice Complet) based on December, 2001."

____________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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       5110 Campus Drive . Plymouth Meeting, PA 19642 . Tel:(610)941-4020
                               Fax:(610)941-5399
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[GENAERA LOGO HERE]

To: Ludwig Institute for Cancer Research
October 31, 2001
Page 2

         We look forward to a very productive working term on a very exciting workplan to be executed by the LICR scientists in the Brussels branch.

         Please indicate your agreement with the foregoing by signing and returning a copy of this letter.

Best Regards,

/s/ Roy C. Levitt, M.D.
-----------------------
Roy C. Levitt, M.D.
President and CEO

RCL:meb
Encl.


ACCEPTANCE BY:     Ludwig institute for Cancer Research          Date:

                   /s/ Lloyd J. Old, M.D.                        Nov. 6, 2001
                   ------------------------------------          ------------
                   Lloyd J. Old, M.D., Chief Executive Officer


                   /s/ Edward A. McDermott, Jr.                  Nov. 6, 2001
                   -------------------------------------         ------------
                   Edward A. McDermott, Jr., President

________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.